SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2003

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 278-1100

Item 5.  Other Events.

On July 21, 2003, SAFLINK Corporation (the “Company”) announced that it had reached an agreement with Dell Computer Corporation to provide the Company’s biometric software, hardware and services to Dell customers through Dell’s channel sales organization. The Company believes that its new relationship with Dell will result in, among other things, the following:

•	Listing of SAFLINK’s products on Dell’s website, procurement system, GSA schedule and certain security-centric Dell product catalogs and brochures;
•	Training of Dell’s field sales and technical teams who sell security products into global accounts and vertical markets such as government, healthcare and education; and
•	Inclusion of Dell with SAFLINK on certain opportunities currently being pursued by SAFLINK.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release of SAFLINK Corporation, dated July 21, 2003, regarding the Company’s agreement with a major PC manufacturer to provide the Company’s software, hardware and services to its customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

July 21, 2003	By:	/s/ Glenn Argenbright
Glenn Argenbright President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SAFLINK Corporation, dated July 21, 2003, regarding the Company’s agreement with a major PC manufacturer to provide the Company’s software, hardware and services to its customers.